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                                                                    Exhibit 23.1

                            [Letterhead of KPMG LLP]

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CT Communications, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-3 of CT Communications, Inc. of our report dated February 23, 2001 and to the reference to our Firm under the heading "Experts" in the prospectus to be filed on or about July 25, 2001 contained in the registration statement.


                                        /s/ KPMG LLP

Charlotte, North Carolina
July 23, 2001